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                                                                    Exhibit 99.1


         THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY'S PROSPECTUS DATED OCTOBER 7, 1999 (THE "PROSPECTUS) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM AMERICAN STOCK TRANSFER & TRUST COMPANY AS SUBSCRIPTION AGENT.


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
CERTIFICATE NUMBER:                                  TRANSMEDIA NETWORK INC.                           NUMBER OF RIGHTS:____________
                                        Incorporated under the laws of the State of Delaware

                                                      SUBSCRIPTION CERTIFICATE
                                     Evidencing Non-transferable Rights to Purchase One Share of
                                   Series A Preferred Stock, $.10 par value, for each Right Issued

                                                 Subscription Price: $2.41 per share

                          VOID IF NOT EXERCISED BEFORE THE EXPIRATION TIME (AS DEFINED IN THE PROSPECTUS).

                                          THIS SUBSCRIPTION CERTIFICATE IS NOT TRANSFERABLE
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REGISTERED OWNER:


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
THIS CERTIFIES THAT the registered owner, whose                  "Oversubscription Privilege"). The
name is inscribed herein is the owner of the                     non-transferable Rights represented by this
number of Rights set forth above, each of which                  Subscription Certificate may be exercised by duly
entitles the owner to subscribe for and purchase                 completing Section 1 on the reverse side hereof.
one share of Series A Preferred Stock, $.10 par                  Special delivery instructions may be specified by
value per share, of Transmedia Network Inc., a                   completing Section 2 on the reverse side hereof.
Delaware corporation (the "Basic Subscription                    THE RIGHTS EVIDENCED BY THIS SUBSCRIPTION
Privilege"), on the terms and subject to the                     CERTIFICATE ARE NOT TRANSFERABLE. SUCH RIGHTS MAY
conditions set forth in the Prospectus, the                      NOT BE EXERCISED UNLESS THE REVERSE SIDE HEREOF IS
accompanying Instructions as to Use of                           COMPLETED AND SIGNED. ANY EXERCISE OF RIGHTS
Subscription Certificates and the Instructions                   PURSUANT TO THE BASIC SUBSCRIPTION PRIVILEGE AND
relating hereto on the reverse side hereof. The                  ANY EXERCISE OF THE OVERSUBSCRIPTION PRIVILEGE ARE
valid exercise of all of the Rights represented by               IRREVOCABLE.
this Subscription Certificate also entitles its
owner to subscribe for and purchase additional
shares of Series A Preferred Stock not purchased
by other Rights holders in the exercise of the
Basic Subscription Privilege (the


Dated: ___________________, 1999

TRANSMEDIA NETWORK INC.                                                    COUNTERSIGNED AND REGISTERED:

                                                                           AMERICAN STOCK TRANSFER & TRUST COMPANY,
                                                                           As Subscription Agent
                                                                           (New York, N.Y.)
By:_________________________________
    Authorized Signatory

                                                                           By:________________________________
                                                                               Authorized Signatory
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                      SECTION 1 - EXERCISE AND SUBSCRIPTION

The undersigned irrevocably exercises Rights to subscribe for one share of Series A Preferred Stock, $.10 par value, for each Right, as indicated below, on the terms and subject to the conditions specified in the Prospectus, receipt of which is hereby acknowledged.

     (a) Number of whole Series A preferred shares subscribed for pursuant to the Basic Subscription Privilege:__________
     (b) Number of whole Series A preferred shares subscribed for pursuant to the Oversubscription Privilege:_________
     (A Rights holder may not exercise the Oversubscription Privilege unless such holder's Basic Subscription Privilege has been exercised in full.)

     (c) Total Subscription Price (total number of whole Series A preferred shares subscribed for pursuant to both the Basic Subscription Privilege and the Oversubscription Privilege multiplied by the Subscription Price of $ 2.41 per share): $__________.

METHOD OF PAYMENT (CHECK ONE)

     |_| Uncertified personal check. Please note that funds paid by uncertified personal check may take at least five business days to clear. Accordingly, Rights holders who wish to pay the subscription price by means of an uncertified personal check are urged to make payment sufficiently in advance of the Expiration Time to ensure that such payment is received and clears by such time, and are urged to consider payment by means of certified or bank check, money order or wire transfer of immediately available funds.

     |_| Certified check or bank check drawn on a U.S. bank, or money order, payable to American Stock Transfer & Trust Company, as Subscription Agent.

     |_| Wire transfer directed to the account maintained by American Stock Transfer & Trust Company at the Chase Manhattan Bank, Account No. 323-062547 (Transmedia Network Inc.); ABA No. 021000021.

If the amount enclosed or transmitted is not sufficient to pay the Subscription Price for all Series A preferred shares that are stated to be subscribed for, or if the number of Series A preferred shares being subscribed for is not specified, the number of Series A preferred shares subscribed for will be assumed to be the maximum number that could be subscribed for upon payment of such amount. If the amount enclosed or transmitted exceeds the Subscription Price for all Series A preferred shares that the undersigned has the right to purchase pursuant to the Basic Subscription Privilege and the Oversubscription Privilege (such excess amount, the "Subscription Excess"), the Subscription Agent shall return the Subscription Excess to the subscriber without interest or deduction.

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                   SECTION 2 - SPECIAL DELIVERY INSTRUCTIONS

Name and/or address for mailing of any securities or Subscription Excess, if other than as shown on the reverse hereof:

Name:___________________________________________________________________________

Address:________________________________________________________________________

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     IMPORTANT - ALL RIGHTS HOLDERS EXERCISING RIGHTS SIGN HERE AND COMPLETE
                               SUBSTITUTE FORM W-9

     ______________________________        Date: _________________________, 1999

     ______________________________
        (Signature of Holder(s))

(Must be signed by the Rights holder(s) exactly as name(s) appear on the reverse side of this Subscription Certificate. If signature is by trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or another acting in fiduciary or representative capacity, please provide the following information. See instructions accompanying this Subscription Certificate.)


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Name: __________________________      Taxpayer Identification or
            (Please Print)            Social Security Number: ________________
                                      (Complete substitute Form W-9)
Capacity:_______________________      Home Telephone Number: _________________
Address: _______________________      Business Telephone Number: _____________